Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MEI Pharma, Inc.

San Diego, California 92130

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 17, 2012, relating to the consolidated financial statements of MEI Pharma, Inc., appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA LLP

San Diego, California

January 17, 2013